Exhibit 10.1

MARKETING AND SALES DISTRIBUTION AGREEMENT

This Marketing and Sales Distribution agreement (the "Agreement") is made by and between Avalanche International, Corp., a Nevada Corporation ("Avalanche") to market and distribute the crystal glass tile (hereafter collectively referred to as ("Products"), and Jiangxi Dafeng Trading Co., Ltd., a Chinese company (hereafter referred to as "Supplier"), collectively the "Parties", on the 27 day of December, 2011.

Whereas, Supplier is a manufacturer and distributor of Crystal glass tile in China, and Avalanche Corporation is in the business of marketing and distributing products to the General Public.

RECITALS:

1. The Supplier is a distributor of crystallized glass tile (the “Product”) in the People's Republic of China.

2. The Distributor whishes wishes to secure the exclusive right to purchase the Product from the Seller and market, sell and distribute the Product in North America.

3. The Supplier desires to grant to the Distributor the exclusive right to market, sell and distribute the Product in the USA and Canada (the “Territory”).

4. The Distributor agrees to market, sell, and distribute the Product during the Term (as defined below) pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

1. Marketing and Distribution Rights: The Supplier grants to the Distributor the exclusive right to market, sell, and distribute in the Territory the Product.

2. Term of the Agreement: The initial term of this Agreement shall be for a period of 2 (two) year, commencing on December 27, 2011. This Agreement may be extended by mutual written consent of the parties. The initial term of this Agreement together with any extension terms thereafter initiated by the Distributor are hereinafter collectively referred to as the “Term”.

3. Termination of Agreement: Notwithstanding anything to the Contrary in Section 2, the rights granted to the Distributor under this Agreement shall terminate upon the occurrence of any the following events:  1) the Distributor fails to sell a minimum of $250,000 (two hundred fifty thousand dollars) of Product annually during the first two years of the Term (“Initial Minimum Sale Period”); or  2) the Distributor fails to increase the sale of the Product by a minimum of 10 percent each year after the Minimum Sale Period.

4. Payment:

A) The Distributor will pay 30% fee as advance and 70% within 7 days after the Product is loaded, departed from the sea & B/L is sent;

B) Payment will be made through wire transfer, directly to the Seller’s Account;

C) All amounts due under this contract shall be paid in full without any deduction or withholding other than is required by law and Distributor shall not be entitled to assert any credit setoff or counterclaim against Seller in order to justify withholding payment of any such amount in whole or part;

D) All documents to be presented latest seven (7) running days after B/L date or as agreed by parties;

E) The full contract value to be paid in U.S. Dollars;

F) Price of Product: The Distributor and Supplier have established a base net sales price list (“Base Price List “) is attached hereto as Exhibit A.

G) Prices are fixed as specified in Pro forma invoice and Commercial invoice; it accompanies each batch of the goods. Price includes packaging, normal marks, loading, export custom charges.

1. A) Delivery: The delivery of the Product shall be Free on Board (FOB) basis – as per INCOTERMS 2010 or latest version available – pumped in ship’s manifold, Shanghai (local) Port, China. Seller shall provide a safe berth for the vessel, free of all wharfage, dockage, and quay dues, which such vessel, provided it meets terminal limitations, can proceed to, lie at, and depart from, always safely afloat.

B) Delivery of goods will be carried out in separate batches as per the pro forma invoice. The Seller will be responsible to deliver each batch of goods no later than 30 days, after the receipt of advance payment.

2. Inspection and Quality:

A) Quantity to be measured before and after loading.

B) Quality Analysis to be based on samples. Acceptance of the goods on quality is made within 20 days from the moment of reception of the goods in a warehouse of the final buyer.

1. Duties and Port Dues: All costs, duties, audit taxes related to cargo at the loading port at time of shipment, shall be for Seller’s account.

2. Licenses: Export Licenses if any required, to be obtained by Seller.

3. Marketing Assistance from Supplier: The Supplier agrees to utilize its better efforts to actively assist the Distributor in the development, promotion, and marketing of the Product throughout the Territory. Such assistance shall include, but not limited to, participating in good faith in the establishment of new accounts, identifying new markets, maintaining existing accounts, and assisting in the co-ordination of promotional activities and resolution of customer disputes.

4. Assignment: This Agreement, and the rights, remedies and obligations provided herein, may not be transferred or assigned by either party without the express written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed. This Agreement shall inure to the benefit of, be binding upon, and enforceable by and against, the parties hereto and their respective legal representatives, heirs, executors, administrators, personal representatives, successors, and assigns.

5. Indemnification: Each party hereto (the “Indemnifying party”) shall indemnify and harmless the other party, and its employees, shareholders, officers, directors, agents and other affiliates (collectively an “Indemnified Party”), to the fullest extent permitted by law, against any and all claims of any kind whatsoever which an Indemnified party may sustain or incur, including reasonable legal fees and costs, as a result of or arising from the indemnifying Parties failure to fulfill its obligations provided herein or the negligent, willful or international action or omission to act by the Indemnifying Party, or by the employees, shareholders, officers, directors, agents and other affiliates of the Indemnifying Party.

6. Force Majeure: In the event either party is prevented from performing its obligations hereunder due to an act of God, accident, fire, flood, earthquake, storm, riot, war, sabotage, explosion, strike, labor, disturbance, national defense requirement, change in government law, ordinance, rule or regulation, inability, rule or regulation, inability to obtain electricity, fuel, labor, equipment or transportation, or any other contingency beyond such party’s reasonable control, the term of this Agreement shall be suspended for so long as performance is so delayed or prevented. The party which is prevented will use its best effort to give the other party the maximum advance notice of any shut down and restore services as soon as possible. If service is or will be interrupted for more than one hundred and eighty (180) days, either party may terminate this agreement by notice to other party.

7. Entire Agreement: This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

8. Notices: All notices required or permitted to be given under this Agreement shall be in writing and shall be given by National Mail or other established express delivery service, postage or delivery charge prepaid, return receipt requested, and addressed to the persons and addresses designated below their signature. The person and address to which notices are to be given may be changed at any time by the Supplier or the Distributor by written notice to the other. All notices given pursuant to this Agreement shall be deemed given upon receipt by the party to whom such notice is delivered whether accepted or not.

9. Amendment: This Agreement cannot be changed except by an instrument in writing signed by both parties.

10. Arbitration: Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre ("SIAC Rules") for the time being in force, which rules are deemed to be incorporated by reference in this clause.

THIS AGREEMENT contains the entire understanding between the Parties and any waiver, amendment or modification to THIS AGREEMENT will be subject to the above conditions and must be attached hereto.

Upon execution of THIS AGREEMENT by signature below, the Parties agree that any individual, firm company, associates, corporations, joint ventures, partnerships, divisions, subsidiaries, employees, agents, heirs, assigns, designees or consultants of which the signee is an agent, officer, heir, successor, assign or designee is bound by the terms of THIS AGREEMENT.

THIS AGREEMENT, if signed by an individual on behalf of a company, shall be binding on both the company and the individual or individuals so signing.

Supplier:

By:  /s/ Yulia Goldfinger

Name: Yulia Goldfinger

Title: President

Distributor:

By: /s/ Qingzhu Zang

Name: Qingzhu Zang

Title: President

Exhibit A

Base Price List

Crystallized glass tile:

TILE SIZE	FOB PRICE/SQ FT	SQ FT/BOX	WEIGHT/BOX	CONTEINER TYPE	BOXES/CONTEINER	FOB PRICE/CONTEINER
	US$		(kg) approx.			US$
24 x 24 x 3/4	3.15	12	33	20 feet	540	20,412
				40 feet	1080	40,824
32 x 32 x 3/4	3.55	14.222	40	20 feet	480	24,234
				40 feet	960	48,469

Supplier:

By: /s/ Qingzhu Zang

Name: Qingzhu Zang

Title: President

Distributor:

By:  /s/ Yulia Goldfinger

Name: Yulia Goldfinger

Title: President

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